EXHIBIT 11


                           October 24, 1997


Hambrecht & Quist LLC
230 Park Avenue
21st Floor
New York, New York 10169

Ladies and Gentlemen:

          The undersigned is a holder of securities of Biofield Corp., a Delaware corporation (the "Company"), and understands that the Company is conducting a private placement (the "Placement") of the common stock, par value $.001 per share, of the Company (the "Common Stock"). Hambrecht & Quist LLC ("H&Q") is acting as placement agent in connection with the Placement. The Placement will be made pursuant to the provisions of a letter agreement dated October 16, 1997 by and between the Company and H&Q.

          To facilitate the Placement and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned agrees that, during the period from the date of the first closing of a purchase of Common Stock pursuant to the Placement (the "Closing Date") to and including the earlier of (a) the 90th day after the date on which the Securities and Exchange Commission declares effective the registration statement registering for resale the Common Stock purchased by the investors in the Placement pursuant to the Registration Rights Agreement set forth in the Private Placement Memorandum regarding the Placement (the "Memorandum"), or (b) the date which is one year from the Closing Date, he, she or it shall not, without the prior written consent of H&Q, which consent may be withheld at the sole discretion of H&Q, directly or indirectly, offer to sell, assign or grant options to purchase or otherwise dispose of or transfer (i) any shares of Common Stock, (ii) any security convertible into or exchangeable for Common Stock, or (iii) rights to acquire Common Stock owned or directly or indirectly controlled (whether or not beneficially owned by the undersigned or registered in the name of the undersigned) by the undersigned (whether or not such shares or securities are now owned or controlled or become owned or controlled after the date hereof); provided, however, that the foregoing agreement and representation shall not apply to (w) gifts or charitable contributions of (A) Common Stock, (B) securities convertible into or exchangeable for Common Stock, or (C) rights to acquire Common Stock made by the undersigned, if the recipient of such gift or contribution agrees in writing as a condition precedent to such gift or contribution to be bound by the terms hereof, (x) transfers of (A) Common Stock, (B) securities convertible into or exchangeable for Common Stock, or (C) rights to acquire Common Stock made by the undersigned, to "affiliates" of the transferor in transfers not involving a public distribution or public offering if the transferee agrees in writing as a condition precedent to such transfer to be bound by the terms hereof, (y) the Warrant Exchange (as defined in the Memorandum) contemplated in the Memorandum, or (z) the activities of the undersigned's broker dealer affiliates in connection with its customary broker, dealer and trading activities. The term "affiliate" shall have the meaning given such term in Rule 144 promulgated under the Securities Act of 1933, as amended.

          The undersigned is aware that H&Q will rely upon the representations set forth in this agreement in proceeding with the Placement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Common Stock held by the undersigned, except in accordance with the terms hereof.

          The undersigned represents that he, she or it is duly authorized to enter into this agreement and that this agreement is a valid and binding agreement of the undersigned and the undersigned's respective successors, heirs, personal representatives and assigns and is enforceable in accordance with its terms.

          This agreement shall no longer be of any effect if a closing does not occur pursuant to the Placement on or before January 31, 1998.

                              Very truly yours,


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